PY-II-A-1_V4A

CSFB04-AR03 - Price/Yield - II-A-1 - $101-24

Balance	[Contact Desk]	Delay	24	Formula	N.A.	WAC(2)	5	WAM(2)	358
Coupon*	4.495	Dated	3/1/04	NET(2)	4.714	WALA(2)	2
Settle	3/31/04	First Payment	4/25/04

* PAYS GROUP NET WAC LESS [0.2190%] THROUGH MONTH 58, THEN NET WAC LESS [0.1500]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.7904]%
RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

101-20	3.875	3.790	3.754	3.695	3.653	3.586	3.463	3.309	3.115	2.908
101-20+	3.869	3.784	3.747	3.688	3.646	3.579	3.455	3.299	3.104	2.895
101-21	3.864	3.778	3.741	3.681	3.639	3.571	3.447	3.289	3.093	2.882
101-21+	3.859	3.772	3.735	3.675	3.632	3.563	3.438	3.280	3.081	2.869
101-22	3.854	3.767	3.729	3.668	3.625	3.556	3.430	3.270	3.070	2.856
101-22+	3.848	3.761	3.723	3.661	3.618	3.548	3.421	3.260	3.059	2.843
101-23	3.843	3.755	3.716	3.655	3.611	3.541	3.413	3.251	3.048	2.830
101-23+	3.838	3.749	3.710	3.648	3.604	3.533	3.404	3.241	3.037	2.818
101-24	3.833	3.743	3.704	3.641	3.597	3.526	3.396	3.231	3.025	2.805
101-24+	3.827	3.737	3.698	3.635	3.590	3.518	3.387	3.221	3.014	2.792
101-25	3.822	3.731	3.692	3.628	3.583	3.511	3.379	3.212	3.003	2.779
101-25+	3.817	3.725	3.685	3.622	3.576	3.503	3.370	3.202	2.992	2.766
101-26	3.812	3.719	3.679	3.615	3.569	3.496	3.362	3.192	2.980	2.753
101-26+	3.806	3.713	3.673	3.608	3.562	3.488	3.353	3.183	2.969	2.741
101-27	3.801	3.708	3.667	3.602	3.555	3.481	3.345	3.173	2.958	2.728
101-27+	3.796	3.702	3.661	3.595	3.548	3.473	3.336	3.163	2.947	2.715
101-28	3.791	3.696	3.655	3.588	3.541	3.466	3.328	3.154	2.936	2.702

WAL	3.24	2.85	2.71	2.51	2.38	2.21	1.94	1.68	1.44	1.24
Principal Window	Apr04 - Jan09	Apr04 - Jan09	Apr04 - Jan09	Apr04 - Jan09	Apr04 - Jan09	Apr04 - Jan09	Apr04 - Jan09	Apr04 - Sep08	Apr04 - Jan08	Apr04 - Jul07
Principal # Months	58	58	58	58	58	58	58	54	46	40

LIBOR_1MO	1.090	1.090	1.090	1.090	1.090	1.090	1.090	1.090	1.090	1.090
LIBOR_6MO	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170
LIBOR_1YR	1.375	1.375	1.375	1.375	1.375	1.375	1.375	1.375	1.375	1.375
CMT_1YR	1.227	1.227	1.227	1.227	1.227	1.227	1.227	1.227	1.227	1.227

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely
on the information contained in or filed in connection with the prospectus / prospectus supplement.						PRELIMINARY - SUBJECT TO CHANGE